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SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934 (Amendment No.          )

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/ /	Preliminary Information Statement
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TeraGlobal Communications Corp. (Name of Registrant As Specified In Its Charter)
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TERAGLOBAL COMMUNICATIONS CORP.
9171 Towne Centre Drive, Suite 600
San Diego, California 92122

INFORMATION STATEMENT

Introduction

        This Information Statement is being furnished by the Board of Directors of TeraGlobal Communications Corp. (the "Company") to the stockholders of record of the Company's outstanding Common Stock and Series A Convertible Preferred Stock as of the close of business on February 8, 2002 (the "Record Date"), and is being sent to you in connection with the action taken by the Board of Directors and the holders of a majority of the voting power of the Company.

        As of the Record Date, the Company had outstanding 60,530,437 shares of Common Stock and 7,468,661 shares of Series A Convertible Preferred Stock. Each share of Common Stock and Series A Convertible Preferred Stock entitles the holder thereof to one vote on all matters on which holders are permitted to vote. At meetings held on January 28, 2002 and February 4, 2002, the Company's Board of Directors approved certain transactions intended to increase the Company's options to finance its ongoing capital requirements. Stockholder approval of such transactions was obtained, pursuant to Section 228 of the Delaware General Corporation Law, by a written consent resolution (the "Consent Resolution") dated February 19, 2002 signed by the owners of approximately sixty percent (60%) of the Company's outstanding voting power. The specific transactions approved by the Consent Resolution are:

        (1)  an amendment to the Company's Certificate of Incorporation to authorize 1,000,000 shares of "blank check" Preferred Stock;

        (2)  an amendment to the Company's Certificate of Incorporation to effect a reverse split of the Company's issued and outstanding Common Stock (the "Reverse Split"), in which each share of the Company's Common Stock which is issued and outstanding on March 15, 2002 (the "Existing Common Stock") will automatically be converted into a number of new shares of Common Stock equal to 1 divided by 25 (the "New Common Stock"); and

        (3)  the formation of a subsidiary corporation (the "New Subsidiary"), and the authorization to transfer all of the Company's operating assets and certain of its liabilities to the New Subsidiary.

        The form of Certificate of Amendment to the Certificate of Incorporation that effects the authorization of the "blank check" Preferred Stock and the Reverse Split is attached hereto as Exhibit A. The final text is subject to change to the extent required by the Delaware Secretary of State.

        This Information Statement is being mailed on February 20, 2002, to every security holder who was entitled to vote or give an authorization or consent in regard to the matters to be acted upon in the Consent Resolution. The Consent Resolution will become effective 20 days following the mailing of this Information Statement. The Company anticipates that the Certificate of Amendment to the Certificate of Incorporation will be filed with the Secretary of State of Delaware on March 15, 2002. Upon such filing, the authorization of the "blank check" Preferred Stock and the Reverse Split will become effective.

        All necessary corporate approvals in connection with the matters referred to herein have been obtained. The accompanying Information Statement is furnished to all stockholders of the Company pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and the rules thereunder solely for the purpose of informing stockholders of these corporate actions before they become effective.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of February 8, 2002, certain information with respect to the beneficial ownership of the Company's Common Stock by (a) each of the Company's directors and executive officers, (b) all directors and executive officers as a group, and (c) each person known by the Company to be the beneficial owner of more than 5% of its outstanding Common Stock. Each of the individuals and entities can be reached in care of the Company at 9171 Towne Centre Drive, Suite 600, San Diego, California, 92122. Except as noted below, to the best of the Company's knowledge, each of such persons has sole voting and investment power with respect to the shares beneficially owned by it.

        Since the beginning of its last fiscal year, the Company has experienced a change in control of its Common Stock. In connection with a bridge financing transaction that was initiated in December 2001, the Company issued to certain investors, including WallerSutton 2000, L.P. certain warrants to purchase Common Stock (the "Default Warrants") which would vest in the event of a default under the terms of that financing transaction. An event of default did occur in January 2002, causing the Default Warrants to vest. The Default Warrants, which were exercisable for $.001 per share of Common Stock, were issued among all of the bridge investors in an aggregate amount that would upon exercise provide the holders with 50% of the Company's outstanding Common Stock (including for purposes of the calculation all derivative securities convertible into Common Stock at or below 120% of the market price) as of February 1, 2002.

        In connection with the bridge financing transaction, WallerSutton 2000, L.P. purchased: (i) $1,128,858 in Convertible Promissory Notes, which are convertible automatically into the Company's Next Qualified Financing which raises $6.6 million, and certain of which are convertible at the holder's election, at maturity into the Company's Common Stock at the lesser of $.20 per share or 75% of the 10 day trailing average closing bid price; (ii) 4,486,890 Bridge Warrants to purchase Common Stock at exercise prices prices ranging from $.185 to $.20 per share; and (iii) Default Warrants to purchase Common Stock at $.001 per share. The Default Warrants were exercised on a cashless basis and converted into Common Stock on February 5, 2002.

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP		PERCENT OF CLASS
Directors and executive officers
John F.A.V. Cecil	787,272	(1)	*
Robert E. Randall	874,445	(2)	*
James Crabtree	0	(3)	*
James Morris	0	(3)	*
William Reddersen	150,416	(4)	*
James A. Mercer III	367,667	(5)	*
All executive officers and directors as a group (6 persons)	2,037,300	(6)	*
Shareholders
Paul Cox	6,280,450		10.33%
WallerSutton 2000, L.P.	44,457,361	(7)	62.30%

*
Less than one percent.

(1)
Includes 187,181 shares issuable upon conversion of outstanding Series A Convertible Preferred Stock, 95,000 shares issuable upon exercise of outstanding warrants, and 147,916 shares issuable upon the exercise of outstanding stock options that are exercisable within the next 60 days. Also includes 5,200 shares held in trust for the benefit of Mr. Cecil's minor children. Mr. Cecil disclaims beneficial ownership of such shares.

(2)
Includes 93,611 shares issuable upon conversion of outstanding Series A Convertible Preferred Stock, 47,500 shares issuable upon exercise of outstanding warrants, and 333,334 shares issuable upon the exercise of outstanding stock options that are exercisable within the next 60 days.

(3)
Each of Messrs. Crabtree and Morris is a Managing Director of WS Capital, LLC, the management company of WallerSutton 2000, L.P., which is a holder of non-voting Class B membership interests in and an affiliate of WallerSutton 2000 L.L.C., the general partner of WallerSutton 2000, L.P., and disclaims beneficial ownership of all securities owned by WallerSutton 2000, L.P.

(4)
Includes 60,416 shares issuable upon the exercise of outstanding stock options that are exercisable within the next 60 days.

(5)
Includes 166,667 shares issuable upon the exercise of outstanding stock options that are exercisable within the next 60 days.

(6)
Includes 280,792 shares issuable upon the exercise of outstanding shares of Series A Convertible Preferred Stock and 850,833 outstanding warrants and stock options that are exercisable within the next 60 days.

(7)
Includes 5,597,016 shares issuable upon conversion of outstanding Series A Convertible Preferred Stock and 4,486,890 shares issuable upon exercise of outstanding warrants to purchase Common Stock.

AUTHORIZATION OF "BLANK CHECK" PREFERRED STOCK

General

        The Board of Directors has approved an amendment to the Company's Certificate of Incorporation as shown on Attachment A to authorize up to 1,000,000 shares of "blank check" Preferred Stock, par value $.001 per share. The Preferred Stock would be available to the Company for issuance in one or more series as determined in the future by the Board of Directors. The Board would be empowered to fix, among other things, the designation of and number of shares to comprise each series and the relative rights, preferences and privileges of shares of each series, including the dividends payable thereon, voting rights, conversion rights, the price and terms on which shares may be redeemed, the amounts payable upon such shares in the event of voluntary or involuntary liquidation and any sinking fund provisions for redemption or purchases of such shares.

        The authorized shares of Preferred Stock would provide the Company with additional flexibility for possible future acquisitions and financing and enable it to quickly capitalize on opportunities. The Company is actively seeking additional capital at this time that may be raised through the issuance of Preferred Stock. However, no firm commitments for financing exist and there are no plans or arrangements to issue any shares of Preferred Stock at this time. The Company's current financial position requires that the Company be able to act promptly on financing opportunities. The Board of Directors believes that the ability to promptly issue securities and to fix the rights, privileges and preferences for one or more series of Preferred Stock may increase the Company's ability to secure additional capital.

        The authorization of the Preferred Stock will become effective on March 15, 2002, or as soon thereafter as the amendment to the Certificate of Incorporation can be filed with the Delaware Secretary of State (the "Effective Date"). While it is the Board of Directors' present intention to file the amendment to the Certificate of Incorporation and to authorize the issuance of the Preferred Stock, the Board of Directors may, at any time prior to the Effective Date, abandon the filing of the amendment to the Certificate of Incorporation without further action by the stockholders.

Effect of the Preferred Stock on Stockholders

        The Company currently has two classes of capital stock outstanding: Common Stock and Series A Convertible Preferred Stock. Once the "blank check" Preferred Stock is authorized, the Board of Directors may issue Preferred Stock without further stockholder approval. The Preferred Stock may be issued with voting or conversion rights that could adversely affect the voting power of the holders of the Common Stock or Series A Convertible Preferred Stock. The Board could authorize holders of series of Preferred Stock to vote as a class, either separately or with the holders of Common Stock or the Series A Convertible Preferred Stock, on any merger, sale or exchange of assets by the Company or any other extraordinary corporate transaction. Further, the Preferred Stock may be issued with liquidation or redemption rights that would adversely affect the rights of the Company's existing stockholders.

        Under the terms of the Company's existing Series A Convertible Preferred Stock, the holders of the shares in that Series, voting as a class, have the right to approve any issuance of Preferred Stock whose rights, privileges or preferences would be superior to, or adversely affect the rights of, the existing Series A Convertible Preferred Stock.

Certain Anti-Takeover Effects of the Preferred Stock

        The Board of Directors could issue Preferred Stock as a defensive measure in connection with an attempted hostile takeover of the Company. Such shares could be privately placed with purchasers who might align themselves with the Board of Directors in opposing a hostile takeover bid. The Board could also issue Preferred Stock having terms that could discourage an acquisition attempt or other transaction that some stockholders might believe to be in their best interest or in which stockholders might receive premium for their stock over the then current market price of such stock.

        Through the issuance of Preferred Stock, the Board of Directors could create impediments to, or delay persons seeking to effect, a takeover or transfer of control of the Company by causing shares to be issued to a holder or holders who side with the Board in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company and its stockholders. Such an issuance would diminish the voting power of existing stockholders who favor a change in control, and the ability to issue the shares could discourage an attempt to acquire control of the Company. While it may be deemed to have potential anti-takeover effects, the Board is proposing the authorization of the Preferred Stock to increase its financial options, and not to address any imminent takeover threat.

No Dissenters' Rights

        Delaware law does not vest stockholders of the Company with dissenters' rights with respect to the issuance of the Preferred Stock.

Vote Required

        Approval of the authorization to issue Preferred Stock requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote on the proposal. Stockholders owning at least a majority of the outstanding shares of Common Stock approved the authorization of the Preferred Stock pursuant to the Consent Resolution.

AUTHRORIZATION OF THE REVERSE SPLIT

General

        The Company's Board of Directors believes that the number of the Company's issued and outstanding shares of Common Stock is excessive, given the Company's current state of operations. The Company is currently emerging from the development stage and is generating only limited revenues.

The Company's Certificate of Incorporation authorizes the issuance of 200,000,000 shares of Common Stock. As of the Record Date, there were 60,530,437 shares of Common Stock outstanding, with an additional 30,137,540 shares issuable upon the exercise of outstanding warrants or other derivative securities.

        The Company's management is actively evaluating all options for financing the Company's operations as well as implementing the Company's existing business plan. The Board of Directors believes that a lesser number of issued and outstanding shares of Common Stock is appropriate for the Company's current capital value, and may result in a per share price that is appealing to a broader range of investors. The Board of Directors also believes that reducing the number of shares of Common Stock outstanding will reduce overall costs associated with securities transfers. Finally, based on the number of shares of Common Stock outstanding or reserved for issuance upon the exercise or conversion of outstanding derivative securities, the Board of Directors believes that reducing the number of outstanding shares of Common Stock will increase the Company's financing options.

        During fiscal 2001 the Company's Common Stock was de-listed from the NASDAQ National Market for failure to maintain a minimum bid price of $1.00 per share. The Reverse Split will not, in and of itself, qualify the Company's Common Stock to be listed on any national stock exchange. The Company has not submitted any application to cause its Common Stock to become listed on any national stock exchange and there can be no assurance that the Company's Common Stock will become listed on a national stock exchange in the future, even after the Reverse Split becomes effective.

        The Reverse Split, which will become effective on March 15, 2002, or as soon thereafter as the Certificate of Amendment can be filed with the Delaware Secretary of State (the "Effective Date"), will result in each 25 shares of Existing Common Stock issued and outstanding on the Effective Date being automatically converted into one (1) share of New Common Stock. Without any further action on the part of the Company or the stockholders, after the Effective Date, the certificates representing shares of the Existing Common Stock will be deemed to represent such number of shares of New Common Stock as are in accordance with the terms of the Reverse Split. Trades of the New Common Stock will continue to be quoted on the NASD's OTC Bulletin Board under the Company symbol "TGCC."

        While it is the Board of Directors' present intention to effect the Reverse Split, the Board of Directors may, at any time prior to the Effective Date, abandon the filing of the amendment to the Certificate of Incorporation and the Reverse Split without further action by the stockholders.

Effect of Reverse Split on Stockholders

        The Reverse Split will not effect any stockholder's proportionate equity interest in the Company, except for those stockholders who would receive one less share of Common Stock in lieu of fractional shares. Holders of Common Stock will continue to be entitled to receive such dividends as may be declared by the Board of Directors, although the Board of Directors does not currently intend to declare or distribute any dividends. The Company's reporting obligations under the Securities Exchange Act of 1934, as amended, will not be affected by the Reverse Split.

        The Company believes the completion of the Reverse Split may cause the trading price of the Common Stock to increase proportionately to the Reverse Split. However, there can be no assurance that the Reverse Split will result in any change in the price of the Common Stock or that, if the price of the Common Stock does increase as a result of the Reverse Split, it would be proportional to the Reverse Split.

Effect of the Reverse Split on Capital Stock

        Following the Reverse Split, the par value of the Common Stock will remain at $0.001 per share. Because the number of issued shares of Common Stock will decrease but the par value will remain the same after the Reverse Split, the Company's stated capital will decrease by approximately $25,000 and the Company's surplus account will increase by a corresponding amount. This change in the Company's capital accounts will be reflected in subsequent financial statements, along with a notation of the change in outstanding shares of Common Stock, as a result of the Reverse Split.

Certain Anti-Takeover Effects of the Reverse Split

        Under certain circumstances, the Board of Directors could create impediments to, or delay persons seeking to effect, a takeover or transfer of control of the Company by causing the remaining authorized shares of Common Stock to be issued to a holder or holders who side with the Board in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company and its stockholders. Such an issuance would diminish the voting power of existing stockholders who favor a change in control, and the ability to issue the shares could discourage an attempt to acquire control of the Company. While it may be deemed to have potential anti-takeover effects, the Board is proposing the Reverse Split solely for the reasons described above and not in response to any specific or perceived takeover action or threat.

        The Reverse Split could have a material adverse consequence to the Company's independent stockholders. Such adverse consequences include, but are not limited to the following:

  •
  Although the Reverse Split will affect the outstanding stock on a pro rata basis, thus affecting each of the stockholders equally, some stockholders will own fewer than 100 shares, which could make it more difficult to sell the shares. Stockholders holding fewer than 100 shares (otherwise known as "Odd Lots") of the Company's Common Stock following the Reverse Split may have difficulty in disposing of their shares because the commissions charged to sell such shares may exceed the value of the shares.

  •
  The present Board of Directors would have available a substantially greater number of authorized but unissued shares of Common Stock, some or all of which could be issued without stockholder approval. The issuance of a significant number of shares could materially dilute the percentage ownership interest of the current stockholders and there is no assurance that such issuance would result in benefits to the existing stockholders such as greater market liquidity or a higher price for the shares.

Exchange of Certificates; No Fractional Shares

        After the Effective Date, the Company will authorize the issuance of certificates representing one share of New Common Stock in exchange for each 25 shares of Existing Common Stock presently outstanding upon surrender of an existing certificate evidencing outstanding shares of Existing Common Stock.

        No fractional shares of New Common Stock will be issued in connection with the Reverse Split. A stockholder who would otherwise be entitled to receive, in the aggregate, a number of shares of New Common Stock that included a fraction of a share will receive, in lieu thereof, that number of shares rounded down to the next highest whole share. All shares returned to the Company as a result of the Reverse Split will be canceled and returned to the status of authorized but unissued shares.

        The Company's transfer agent will represent the Company as exchange agent ("Exchange Agent") in connection with the Reverse Split. As soon as practicable after the Effective Date, the holders of the Existing Common Stock will be notified that the Reverse Split has been effected and may surrender to the Exchange Agent any certificate(s) representing outstanding shares of Existing Common Stock in exchange for new certificate(s) representing the reduced number of shares of New Common Stock that will result from the Reverse Split. To eliminate confusion in the transactions of the Company's Common Stock, the Board of Directors recommends that stockholders surrender their certificates for exchange; however, stockholders are not required to do so. The Company will continue to honor any old certificates, subject to the effect of the Reverse Split prior to any future transfer. The Company will not pay any costs of issuing new certificates. On the Effective Date, each certificate representing shares of Existing Common Stock will be deemed for all purposes to represent the reduced number of shares of New Common Stock that will result from the Reverse Split, whether or not the certificates representing outstanding Existing Common Stock are surrendered for exchange.

No Dissenters' Rights

        Delaware law does not vest stockholders of the Company with dissenters' rights with respect to the Reverse Split.

Resale of Restricted Securities

        The Reverse Split will not affect the transferability of shares of Common Stock or any present restriction on the sale thereof. Therefore, for purposes of determining the relevant holding period as prescribed by Rule 144 under the Securities Act of 1933, as amended, the shares of New Common Stock to be issued to each stockholder after the Effective Date will be deemed to have been acquired on the date on which the stockholder acquired the shares of Existing Common Stock held immediately prior to the Effective Date.

Federal Income Tax Consequences

        A summary of the federal income tax consequences of the Reverse Split is set forth below. The discussion is based on present federal income tax law. The discussion is not, and should not be relied on as, a comprehensive analysis of the tax issues arising from or relating to the Reverse Split. We do not purport to deal with all aspects of federal income taxation that may be relevant to a particular stockholder in light of such stockholder's personal investment circumstances or to certain types of stockholders subject to special treatment under the Internal Revenue Code of 1986, as amended (the "Code") (including, without limitation, financial institutions, broker-dealers, regulated investment companies, life insurance companies, tax-exempt organizations, foreign corporations and non-resident aliens). Accordingly, stockholders are urged to consult their personal tax advisors for an analysis of the effect of the Reverse Split on their own tax situations, including consequences under applicable state, local or foreign tax laws.

        The Company believes the Reverse Split will qualify as a recapitalization under Section 368(a)(1)(E) of the Code, to the extent that outstanding shares of Existing Common Stock are exchanged for a reduced number of shares of New Common Stock. Therefore, neither the Company nor it stockholders will recognize any gain or loss for federal income tax purposes as a result thereof.

        The shares of New Common Stock to be issued to each stockholder to effect the Reverse Split will have an aggregate basis, for computing gain or loss, equal to the aggregate basis of the shares of Existing Common Stock held by such stockholder immediately prior to the Effective Date. A stockholder's holding period for the shares of New Common Stock to be issued will include the holding period for shares of Existing Common Stock exchanged therefor, provided that such outstanding shares of Existing Common Stock were held by the stockholder as capital assets on the Effective Date.

Vote Required

        Approval of the Reverse Split requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote on the proposal. Stockholders owning a majority of the outstanding shares of Common Stock approved the Reverse Split pursuant to the Consent Resolution.

AUTHORIZATION OF FORMATION OF NEW SUBSIDIARY

General

        The Company's Board of Directors believes that it is in the best interest of the Company to evaluate all options for financing the Company, including the sale of additional securities as well as the sale of all or substantially all of the assets of the Company. Accordingly the Board of Directors approved the formation of the New Subsidiary that will initially be wholly owned by the Company. The purpose of forming the New Subsidiary is expressly to assign all of the operating assets of the Company, together with the Company's trade liabilities and outstanding Convertible Promissory Notes, in exchange for all of the New Subsidiary's Common Stock. The Company then intends to cause the New Subsidiary to sell debt or equity securities to new investors in order to finance its operations. Alternatively, the Company may sell the New Subsidiary or its assets.

        The New Subsidiary will have Preferred Stock as well as Common Stock available for issuance in one or more series as determined in the future by its Board of Directors. The Board of the New Subsidiary would, without further approval by the Company's stockholders, be empowered to fix, among other things, the designation of and number of shares to comprise each series and the relative rights, preferences and privileges of shares of each series, including the dividends payable thereon, voting rights, conversion rights, the price and terms on which shares may be redeemed, the amounts payable upon such shares in the event of voluntary or involuntary liquidation and any sinking fund provisions for redemption or purchases of such shares.

        The New Subsidiary's shares will not be registered with the Securities and Exchange Commission and will not be publicly traded. Because of the Company's current capital structure, new investment will likely result in substantial dilution to existing stockholders, and result in large ownership percentages for new investors. Investors in the securities of the New Subsidiary will not be required to file ownership reports under the Securities Exchange Act of 1934, or be subject to "short swing" profit liability under Section 16 of that act. In addition, the Company's Board of Directors believes that the ability to issue securities in a privately held corporation will appeal to investors that typically invest in early stage corporations.

        The Board of Directors believes that a sale of all or substantially all of the Company's assets may be in the best interest of the stockholders. The Board further believes that the formation of the New Subsidiary may facilitate such a transaction. Accordingly, the Board has authorized the formation of the New Subsidiary to hold the Company's operating assets. The formation of the New Subsidiary will create a private entity that could participate in a merger or other consolidation transaction.

        The Board of Directors may form the New Subsidiary at any time. The transfer of the operating assets and certain liabilities of the Company to the New Subsidiary may take place without any further action of the stockholders. Any such transfer of assets will take place no sooner that 20 days after this Information Statement is mailed to stockholders.

        While the Board of Directors believes that formation of the New Subsidiary will increase its financing options and potential for sale, no agreement exists for the sale of the Company's operating assets at this time. Despite the fact that the stockholders have approved of the formation of the New Subsidiary and the related assignment of the operating assets pursuant to the Consent Resolution, the Board of Directors may, in their discretion, determine not to proceed with the transaction. If such a transaction is negotiated, the Board of Directors does not intend to re-solicit the shareholder approval for the assignment of the operating assets. The Consent Resolution contemplates and authorizes such a transfer.

Effect of the New Subsidiary on Stockholders

        The Company's stockholders presently own an interest in a corporation with property, equipment, contract rights and other assets. Upon the formation of the New Subsidiary and the assignment of assets, the Company will own only one asset—the Common Stock of the New Subsidiary. The New Subsidiary will be a separate and distinct entity from the Company, with its own officers and Board of Directors.

        The Company's stockholders may have substantially less control over the operation of the assets in the New Subsidiary. The Company, acting through its Board of Directors, will have the right to vote the shares of Common Stock held in the New Subsidiary. The Company will not, however, have the ability to appoint the officers of the New Subsidiary or control its day to day operations. The New Subsidiary will not be a reporting company under the Securities Exchange Act of 1934, as amended, and the Company's shareholders may receive less information about its operations.

        The formation of the New Subsidiary may adversely impact the stockholders' ability to participate in certain voting rights, including the right to approve any merger or combination or sales or all or substantially all of the assets of the New Subsidiary. Under certain circumstances, the Board of Directors may be authorized to vote the shares held in the New Subsidiary without soliciting the approval of the Company's stockholders.

        While the Company will initially own all of the outstanding common stock of the New Subsidiary, the Board of Directors of the New Subsidiary will have the authority under state law to issue additional capital stock of the New Subsidiary to new investors, on terms that the Board of Directors reasonably believes to represent fair value for the securities offered. Any sale of additional voting securities by the New Subsidiary would further reduce the voting power held by the Company, and therefore by the Company's current stockholders.

No Dissenters' Rights

        Delaware law does not vest stockholders of the Company with dissenters' rights with respect to the formation of the New Subsidiary.

Vote Required

        Approval of the formation of the New Subsidiary and the transfer of the operating assets of the Company to that entity requires the affirmative vote of the holders of a majority of the voting power at a meeting at which a quorum of stockholders entitled to vote on the formation is present. Stockholders owning a majority of the outstanding shares of Common Stock approved the formation of the New Subsidiary pursuant to the Consent Resolution.

By Order of the Board of Directors
John F.A.V. Cecil, Chairman of the Board
February 20, 2002 San Diego, California

EXHIBIT A

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
TERAGLOBAL COMMUNICATIONS CORP.

* * * * *

        TeraGlobal Communications Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY

        1.    That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling for a vote of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

    RESOLVED, that the Certificate of Incorporation of the Corporation be amended (i) to change each twenty-five outstanding shares of the Corporation's Common Stock, par value $.001 per share into one share of Common Stock, par value $.001 per share, and (ii) to create a new class of Preferred Stock consisting of 1,000,000 shares, par value $.001 per share, and to vest in the Board of Directors the authority to establish and designate additional series of Preferred Stock, to fix the number of shares therein, and the variations in the relative rights, preferences and limitations as between series.

    RESOLVED, that effective upon filing of this Certificate of Amendment of Certificate of Incorporation, each 25 shares of the Corporation's Common Stock, par value $.001 per share, outstanding shall be changed into 1 share of such Common Stock. Each shareholder who would otherwise be entitled to receive a fractional share shall not receive an additional whole share.

    RESOLVED that the Certificate of Incorporation of this Corporation shall be amended by changing Article 4 so that, as amended said Article 4 shall read as follows:

    The total number of shares of stock which the corporation shall have authority to issue is (i) a total of 200,000,000 shares of Common Stock, par value $0.001 per share and (ii) 14,000,000 shares of Preferred Stock, par value $0.001 per share. The number of authorized shares of any class or classes of capital stock of the corporation may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the corporation entitled to vote generally in the election of directors, irrespective of the provisions of Section 242(b)(2) of the Delaware Law or any corresponding provision hereinafter enacted. Of the Preferred Stock, 13,000,000 shares shall be designated "Series A Redeemable Convertible Preferred Stock". For the remaining 1,000,000 shares of Preferred Stock, the Board of Directors is hereby empowered to authorize by resolution or resolutions, from time to time, the issuance of one or more classes or series of Preferred Stock and to fix the voting powers, full or limited, or no voting powers and the designations, preferences and relative, participating, optional or other special rights, if any, and the qualifications or restrictions thereof, if any, with respect to each such class or series of Preferred Stock and the number of shares constituting each such class or series, and to increase or decrease the number of shares of any such class or series to the extent permitted by Delaware Law.

        2.    That thereafter, pursuant to resolution of its Board of Directors, a consent of the stockholders of said corporation was solicited in accordance with Section 228 of the General Corporation law of the State of Delaware and written consent was received from the holders of the necessary number of shares as required by statute.

        3.    That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, TeraGlobal Communications Corp. has caused this certificate to be signed by its duly authorized officers as of this    day of March, 2002.

Robert E. Randall, President
James A. Mercer III, Secretary

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AUTHORIZATION OF "BLANK CHECK" PREFERRED STOCK
AUTHRORIZATION OF THE REVERSE SPLIT
AUTHORIZATION OF FORMATION OF NEW SUBSIDIARY
EXHIBIT A